Exhibit 20.6
Page 1 of 3

Navistar Financial 1995-B Owner Trust
For the Month of November 1996
Distribution Date of December 13, 1996

Original Pool Amount                  $454,499,683.43
Subsequent Receivables                 $70,451,789.39

Beginning Pool Balance                $342,910,040.39
Beginning Pool Factor                       0.6532224

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay) $11,766,384.05
  Interest Collected                    $2,909,085.13

Additional Deposits:
  Repurchase Amounts                            $0.00
  Liquidation Proceeds/Recoveries         $528,267.98
Total Additional Deposits                 $528,267.98
Repos/Chargeoffs                          $242,720.78
Aggregate Number of Notes Charged Off             103

Total Available Funds                  $15,203,737.16
Ending Pool Balance                   $330,900,935.56
Ending Pool Factor                          0.6303458

Servicing Fee                             $285,758.37

Repayment of Servicer Advances                  $0.00

Reserve Account:
  Beginning Balance                    $18,937,527.54
  Target Percentage                              5.50%
  Target Balance                       $18,199,551.46
  Minimum Balance                      $11,023,980.93
  (Release)/Deposit                      $(737,976.08)
  Ending Balance                       $18,199,551.46

Current Weighted Average APR:                 10.093%
Current Weighted Average
  Remaining Term (months):                     37.87

                                           Dollars       Notes
Delinquencies:
Installments:
     1-30 days                           2,882,221.61    1,781
    31-60 days                             547,199.48      399
    60+ days                               154,316.87       96

    Total                                3,583,737.96    1,790

  Balances: 60+ days                     3,358,370.62       96

Memo Item - Reserve Account
  Prior Month                          $18,860,052.22
  + Invest. Income                          77,475.32
  - Transfer to Collections Account              0.00
    Beginning Balance                  $18,937,527.54

Exhibit 20.6
Page 2 of 3

Navistar Financial 1995-B Owner Trust
For the Month of November 1996

                                                                   NOTES

                                      TOTAL         CLASS A-1        CLASS A-2        CLASS A-3      CERTIFICATES
Original
 Pool Amount Dist.:             $525,000,000.00  $122,300,000.00  $100,000,000.00  $284,325,000.00  $18,375,000.00
 Distribution Percentages (1)                              0.00%           96.50%            0.00%           3.50%
 Coupon                                                   5.750%           5.940%           6.050%          6.220%

Beginning Pool Balance          $342,910,040.39
Ending Pool Balance             $330,900,935.56
Collected Principal              $11,766,384.05
Collected Interest                $2,909,085.13
Charge-Offs                         $242,720.78
Liquidation Proceeds/Recoveries     $528,267.98
Servicing                           $285,758.37
Cash Transfer from Reserve Acct           $0.00
  Total Collections Available
    for Debt Service             $14,917,978.79

Beginning Balance               $342,910,040.39            $0.00   $40,648,742.95  $284,325,000.00  $17,936,297.44

Interest Due                      $1,727,652.97            $0.00      $201,211.28    $1,433,471.88      $92,969.81
Interest Paid                     $1,727,652.97            $0.00      $201,211.28    $1,433,471.88      $92,969.81
Principal Due                    $12,009,104.83            $0.00   $11,588,786.16            $0.00     $420,318.67
Principal Paid                   $12,009,104.83            $0.00   $11,588,786.16            $0.00     $420,318.67

Ending Balance                  $330,900,935.56            $0.00   $29,059,956.78  $284,325,000.00  $17,515,978.78
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                    0.0000           0.2906           1.0000          0.9533

Total Distributions              $13,736,757.80            $0.00   $11,789,997.44    $1,433,471.88     $513,288.48

Interest Shortfall                        $0.00            $0.00            $0.00            $0.00           $0.00
Principal Shortfall                       $0.00            $0.00            $0.00            $0.00           $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00            $0.00           $0.00

Excess Servicing                  $1,181,220.99

Beginning Reserve
  Account Balance                $18,937,527.54
(Release)/Draw                     ($737,976.08)
Ending Reserve Account Balance   $18,199,551.46


(1) The Noteholder's Percentage will be 100% for each Distribution Date occuring before the Distribution in November 1996, and generally 96.5% thereafter until all of the Notes have been paid in full. Principal distributions will be paid in the following priority: First to Class A-1 until paid in full, Second to Class A-2 until paid in full, Third to Class A-3 until paid in full.

Exhibit 20.6
Page 3 of 3

Navistar Financial 1995-B Owner Trust
For the Month of November 1996

Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                 5              4                3                2                1
                             July 1996       Aug 1996         Sep 1996         Oct 1996         Nov 1996

Beg. Pool Balance        $399,032,989.92  $387,147,305.22  $367,916,186.36  $355,444,399.13  $342,910,040.39

A) Loss Trigger:
Principal of Contracts
  Charged off                $640,970.27    $1,159,529.59    $1,258,820.68    $1,150,726.00     $242,720.78
Recoveries                   $822,669.29      $420,683.88      $503,955.85    $1,554,542.19     $528,267.98

Total Charged off
  (Months 5,4,3)           $3,059,320.54
Total Recoveries
  (Months 3,2,1)            2,586,766.02
Net Loss/(Recoveries)
  for 3 Mos.                 $472,554.52(a)

Total Balance
  (Months 5,4,3)       $1,154,096,481.50(b)

Loss Ratio [(a/b)(12)]           0.4914%

Trigger: Is Ratio> 1.5%               No

B) Delinquency Trigger:
   Balance delinquency
     60+ days                                                $2,668,559.50    $1,667,390.81  $3,358,370.62
   As % of Beginning
     Pool Balance                                                 0.72532%         0.46910%       0.97937%
   Three Month Average                                            1.43441%         0.64181%       0.72460%

Trigger: Is Average> 2.0%            No

C) Noteholders Percent Trigger:      4.0043%
   Ending Reserve Account Balance
     not less than 1% of Initial
     Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                          No

Navistar Financial Corporation



by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer